EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
OCTOBER 2019 MONTHLY DIVIDEND AND
SEPTEMBER 30, 2019 RMBS PORTFOLIO CHARACTERISTICS

•	October 2019 Monthly Dividend of $0.08 Per Share
•	Estimated Book Value Per Share as of September 30, 2019 of $6.22
•	Estimated GAAP net loss of $0.14 per share for the quarter ended September 30, 2019, including an estimated $0.32 per share of net realized and unrealized losses on RMBS and derivative instruments

•	Estimated (2.6)% total return on equity for the quarter
•	Estimated 1.5% total return for the nine months ended September 30, 2019, or 1.9% annualized
•	Estimated book value, net loss and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
•	RMBS Portfolio Characteristics as of September 30, 2019
•	Next Dividend Announcement Expected November 13, 2019

Vero Beach, Fla., October 17, 2019 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of October 2019. The dividend of $0.08 per share will be paid November 29, 2019 to holders of record on October 31, 2019, with an ex-dividend date of October 30, 2019. The Company plans on announcing its next dividend after the Board’s meeting on November 13, 2019.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of October 17, 2019, the Company had 63,058,449 shares outstanding. At June 30, 2019, the Company had 54,282,997 shares outstanding.

Estimated September 30, 2019 Book Value Per Share

The Company’s estimated book value per share as of September 30, 2019 was $6.22.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At September 30, 2019, the Company's preliminary estimated total stockholders' equity was approximately $392.0 million with 63,058,449 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net loss per share of $0.14, which includes $0.32 per share of net realized  and unrealized losses on RMBS and derivative instruments for the quarter ended September 30, 2019.  These amounts compare to total dividends declared during the quarter of $0.24 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended September 30, 2019 was (2.6)%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $(0.17) per share, comprised of dividends per share of $0.24 and a decrease in book value per share of $0.41 from June 30, 2019.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of September 30, 2019 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended September 30, 2019, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2018.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Sep 2019	Jul - Sep	Modeled	Modeled
					Net			Weighted	CPR	2019 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Oct)	in Oct)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
Post Reset ARM	$1,115	$1,183	0.03%	$106.11	4.52%	4.91%	181	180	-	-	$6	$(6)
Fixed Rate CMO	584,756	604,861	15.83%	103.44	4.25%	4.59%	21	336	32.28%	26.33%	4	(483)
15yr 4.0	375,996	403,040	10.55%	107.19	4.00%	4.53%	16	160	12.06%	12.19%	6,103	(6,563)
15yr Total	375,996	403,040	10.55%	107.19	4.00%	4.53%	16	160	12.06%	12.19%	6,103	(6,563)
20yr 4.0	83,006	89,633	2.35%	107.98	4.00%	4.48%	26	210	13.17%	10.73%	1,706	(1,819)
20yr Total	83,006	89,633	2.35%	107.98	4.00%	4.48%	26	210	13.17%	10.73%	1,706	(1,819)
30yr 3.0	161,459	164,977	4.32%	102.18	3.00%	3.95%	3	356	3.93%	-	2,733	(3,755)
30yr 3.5	335,389	348,499	9.12%	103.91	3.50%	4.33%	7	352	6.80%	5.22%	3,763	(5,649)
30yr 4.0	786,933	834,505	21.84%	106.05	4.00%	4.64%	17	341	18.55%	11.79%	9,113	(12,655)
30yr 4.5	425,777	461,255	12.07%	108.33	4.50%	5.05%	9	350	11.10%	20.31%	3,862	(5,580)
30yr 5.0	734,375	808,738	21.17%	110.13	5.00%	5.52%	16	342	16.08%	16.65%	7,023	(9,300)
30yr Total	2,443,933	2,617,974	68.52%	107.12	4.25%	4.89%	13	345	13.93%	13.08%	26,494	(36,939)
Total Pass Through RMBS	3,488,806	3,716,691	97.27%	106.53	4.22%	4.79%	15	320	16.78%	15.51%	34,313	(45,810)
Structured RMBS
Interest-Only Securities	718,260	79,034	2.07%	11.00	3.76%	4.35%	69	248	21.38%	20.24%	(9,325)	10,681
Inverse Interest-Only Securities	197,834	25,193	0.66%	12.73	3.08%	4.86%	63	288	13.14%	16.10%	1,103	(1,813)
Total Structured RMBS	916,094	104,227	2.73%	11.38	3.61%	4.46%	67	257	19.60%	19.35%	(8,222)	8,868
Total Mortgage Assets	$4,404,900	$3,820,918	100.00%		4.09%	4.72%	26	307	17.37%	16.42%	$26,091	$(36,942)

			Interest	Interest
	Average	Hedge	Rate	Rate
	Notional	Period	Sensitivity	Sensitivity
Hedge	Balance	End	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(500,000)	Jun-2020	$(3,125)	$3,125
Fed Funds Futures	(400,000)	Dec-2019	(1,167)	1,167
Swaps	(2,120,000)	May-2022	(29,579)	29,579
5-Year Treasury Future	(140,000)	Dec-2019(2)	(4,438)	3,488
Hedge Total	$(3,160,000)		$(38,309)	$37,359
Rate Shock Grand Total			$(12,218)	$417

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $119.1 at September 30, 2019. The notional contract value of the short position was $166.7 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of September 30, 2019			As of September 30, 2019
Fannie Mae	$2,755,540	72.1%	Non-Whole Pool Assets	$882,455	23.1%
Freddie Mac	1,062,096	27.8%	Whole Pool Assets	2,938,463	76.9%
Ginnie Mae	2,482	0.1%	Total Mortgage Assets	$3,820,918	100.0%
Total Mortgage Assets	$3,820,918	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of September 30, 2019	Borrowings	Debt	Rate	in Days	Maturity
J.P. Morgan Securities LLC	$446,537	11.71%	2.41%	56	12/12/2019
RBC Capital Markets, LLC	423,714	11.11%	2.37%	34	12/12/2019
Mirae Asset Securities (USA) Inc.	410,078	10.75%	2.45%	45	2/13/2020
Wells Fargo Bank, N.A.	351,571	9.22%	2.31%	12	10/21/2019
Citigroup Global Markets Inc	234,844	6.16%	2.29%	18	12/16/2019
Mitsubishi UFJ Securities (USA), Inc	227,408	5.96%	2.46%	38	12/16/2019
ASL Capital Markets Inc.	222,485	5.82%	2.37%	17	10/31/2019
Cantor Fitzgerald & Co	211,276	5.54%	2.20%	36	11/18/2019
ABN AMRO Bank N.V.	211,218	5.54%	2.35%	9	10/15/2019
ED&F Man Capital Markets Inc	205,197	5.38%	2.28%	65	2/10/2020
South Street Securities, LLC	175,095	4.59%	2.51%	135	4/9/2020
ING Financial Markets LLC	162,442	4.26%	2.28%	20	10/30/2019
ICBC Financial Services LLC	103,548	2.72%	2.32%	15	10/15/2019
Guggenheim Securities, LLC	91,614	2.40%	2.30%	21	10/30/2019
FHLB-Cincinnati	79,850	2.09%	2.55%	1	10/1/2019
Nomura Securities International, Inc.	49,381	1.29%	2.28%	15	10/15/2019
Daiwa Securities America Inc.	48,255	1.27%	2.28%	11	10/11/2019
Lucid Cash Fund USG LLC	46,947	1.23%	2.31%	17	10/17/2019
Bank of Montreal	40,897	1.07%	2.33%	17	10/28/2019
J.V.B. Financial Group, LLC	28,515	0.75%	2.24%	39	12/17/2019
Merrill Lynch, Pierce, Fenner & Smith	26,126	0.69%	2.40%	8	10/11/2019
Lucid Prime Fund, LLC	13,421	0.35%	2.35%	17	10/17/2019
Mizuho Securities USA, Inc	3,558	0.09%	2.58%	15	10/15/2019
Total Borrowings	$3,813,977	100.0%	2.36%	36	4/9/2020

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400